UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2009

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2543, 17 Hatidhar St., Ra'anana, Israel	43665
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 551-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

As previously reported on a Current Report on Form 8-K filed on December 29, 2008, on December 24, 2008, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Runcom Technologies Ltd. (“Runcom”) pursuant to which the Company agreed to sell to Runcom (i) 8,695,652 shares of Common Stock par value $0.0001 per share (the “Common Stock”) and (ii) a warrant (the “Warrant”) to purchase 115,942 shares of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”).  The Common Stock and Warrant were sold to Runcom in a private placement under Section 4(2) of the Securities Act of 1933 and in accordance with Regulation S.  The Common Stock was sold to Runcom for $0.115 per share, or an aggregate purchase price of $1.0 million.  The Warrant entitles Runcom to purchase up to 115,942 shares of Series A Preferred Stock at an exercise price of  $34.50 per share, or an aggregate purchase price of $4.0 million, at any time during the next twelve months.  On January 8, 2009, the transactions contemplated by this agreement were closed.

Also on January 6, 2009, the Company secured waivers (the “Waivers”) from a certain parties who held warrants to purchase an aggregate of 7,825,427 shares of the Company’s Common Stock.  Each such party agreed to waive the Company’s obligation to reserve the number of shares of Common Stock to be issued if the warrants held by such waiving parties were exercised.  The Company obtained the Waivers in order to allocate sufficient shares of authorized but unissued Common Stock to issue to Runcom under the Subscription Agreement. A copy of the form of the Waiver is included as Exhibit 10.1.

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 9, 2009, as part of a restructuring in conjunction with the Runcom transaction, the Board of Directors terminated the employment of approximately an additional 30 employees.  The Company cannot currently estimate at this time the total costs to be incurred in connection with the restructuring.

Item 5.01 Changes in Control of Registrant

As previously reported on a Current Report on Form 8-K filed on December 29, 2008, on December 24, 2008, the Company also entered into two Share Purchase Agreements, (i) by and among the Company, Runcom and Southpoint Master Fund, LP, (“Southpoint”), and (ii) by and among the Company, Runcom and Gemini Israel III LP, Gemini Partners Investors LP, Gemini Israel III Parallel Fund LP, and Gemini Israel III Overflow Fund LP (the four preceding parties are collectively referred to as “Gemini) (collectively, the “Share Purchase Agreements”).  Under the Share Purchase Agreements, Runcom agreed to purchase all of the shares of the Company’s capital stock and warrants owned by Southpoint and Gemini, which consists of 8,887,894 shares of Common Stock, warrants to purchase up to 3,056,667 shares of Common Stock and 441,618 shares or rights to shares of Series A Preferred Stock, in exchange for a cash payment of approximately $341,000 paid to Southpoint and for warrants to purchase 77 ordinary shares of stock of Runcom at an exercise price of $2,066 per share issued to Gemini.  The transactions under the Share Purchase Agreement by and among the Company, Runcom and Southpoint closed on December 31, 2008, and the transactions under the Share Purchase Agreement by and among the Company, Runcom and Gemini closed on January 8, 2009.  Southpoint and Gemini no longer hold any equity securities in the Company.  After giving effect to the closings under the Subscription Agreement and the Share Purchase Agreements, Runcom beneficially owns shares representing approximately 90% of the voting power of the issued and outstanding capital stock of the Company.  If all of the warrants purchased or transferred to Runcom are exercised, Runcom will own shares representing approximately 93% of the voting power of the issued and outstanding capital stock of the Company.

As described below, the Subscription Agreement also allows Runcom to nominate a majority of the members of the Company’s Board of Directors following the closing under the Subscription Agreement.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the closing under the Subscription Agreement, Gideon Barak, Amit Haller, Shlomo Shalev, Yossi Sella and Matt Hills resigned from the Company’s Board of Directors, and the directors nominated by Runcom will be appointed to fill the vacancies created by such resignations.  Messrs. Barak, Haller, Shalev, Sella and Hills’ resignations did not involve any controversy or disagreement with the Company.  Runcom has designated Dr. Zion Hadad, Moshe Levinson, Israel Koffman, Brooria Hadad and Eyal Shani, Adv. as new members on the Company’s Board of Directors.  Mr. Levinson has also been appointed as special interim Chief Executive Officer of the Company.

Dr. Hadad founded Runcom in 1997, and currently serves as its Chief Executive Officer.  Mr. Levinson, age 43, joined Runcom in 2004, and currently serves as Executive Vice President and Vice President of Finance of Runcom.  Prior to joining Runcom, Mr. Levinson worked for seven years at Moldat Technologies Group, where he served as Chairman, President and Chief Executive Officer.  Mr. Koffman has been the Vice President of Marketing of Runcom for over five years.  Since 2008, Ms. Hadad has been the Human Resources Manager of Runcom.  Ms. Hadad and Dr. Hadad are married.  In January 2008, Mr. Shani joined Runcom as Vice President of Special Ventures and Legal of Runcom.  Prior to working at Runcom, Mr. Shani was a partner at an Israeli law firm specializing in securities and commercial law.  As of the date of this report, none of the newly designated directors of the Company are receiving any compensation for service as directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 6, 2009, the Company filed with the Secretary of State’s Office of the State of Delaware a Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the “Certificate”). The Certificate amends the Company’s Amended and Restated Certificate of Incorporation, to fix the preferences, rights and limitations of the Series A Preferred Stock.  The Series A Preferred Stock votes as a single class with the Company’s common stock, but each share of the Series A Preferred Stock counts for 300 votes as compared to a share of Common Stock.  The Series A Preferred Stock is also entitled to dividends and any liquidation proceeds along with the Common Stock in the same ratio of 300-to-one.  The Series A Preferred Stock is not convertible into Common Stock. A copy of the Certificate is included as Exhibit 4.1.

Item 8.01 Other Events

On January 9, 2009, the Company issued a press release announcing the consummation of the transactions with Runcom and the various events described in this Report.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.  The following exhibits are filed as part of this report:

4.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock
10.1	Form of Waiver
99.1	Press Release, dated January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI MOBILE, INC.

	By:	/s/ Israel Frieder
	Name:	Israel Frieder
Dated: January 9, 2009	Title:	Co-Chairman of the Board